Exhibit 99.1

STONE ENERGY CORPORATION
Announces Second Quarter 2017 Results
LAFAYETTE, LA. August 7, 2017

Stone Energy Corporation (NYSE: SGY) (“Stone” or the “Company”) today announced financial and operational results for the second quarter of 2017. Some items of note include:

•	Production volumes averaged 20.6 thousand barrels of oil equivalent per day for the three months ended June 30, 2017

•	Rampart Deep well currently drilling, with results expected in August 2017

•	Liquidity, including restricted cash, totaled $394 million at June 30, 2017

•	Corporate reorganization completed

Interim Chief Executive Officer and President James M. Trimble stated, “In the second quarter of 2017, we focused on getting back to business with our restructured balance sheet and corporate reorganization. The Rampart Deep well spud in early June and we are eagerly awaiting its drilling results. We have identified several other near term drilling prospects both in our portfolio and outside-generated ideas, and we are evaluating these projects with industry partners to be drilled over the next six to twelve months. Additionally, we continue to review a number of asset acquisition opportunities. With over $200 million in unrestricted cash on the balance sheet at quarter end and an undrawn bank facility, we have the flexibility to explore various strategic paths.”

Financial Results

For the quarter ended June 30, 2017, Stone reported a net loss of $6.5 million on oil and gas revenue of $71.2 million. This includes charges of $8.7 million for workforce reduction and employee severance costs and $4.2 million of non-cash derivative income. Net cash provided by operating activities for the second quarter of 2017 totaled $17.3 million, while discretionary cash flow for the same period totaled $32.4 million. Please see “Non-GAAP Financial Measure” and the accompanying financial statements for a reconciliation of discretionary cash flow, a non-GAAP financial measure, to net cash provided by operating activities.

Net daily production during the second quarter of 2017 averaged 20.6 thousand barrels of oil equivalent (“MBoe”) per day, compared to net daily production from the Gulf of Mexico Basin (“GOM”) basin of approximately 19.6 MBoe per day for the three months ended March 31, 2017. The production mix for the second quarter of 2017 was approximately 69% oil, 23% natural gas and 8% natural gas liquids (“NGLs”). We expect production rates to range from 17.5 MBoe per day to 19.5 MBoe per day for the third quarter of 2017, which includes one week of planned downtime at the Pompano platform for a rig demobilization and reinstallation of living quarters, some natural decline and no projected weather downtime.

Prices realized during the second quarter of 2017 averaged $47.49 per barrel of oil, $2.56 per Mcf of natural gas and $20.36 per barrel of NGLs. Average realized prices for the second quarter of 2016 were $46.97 per barrel of oil, $2.46 per Mcf of natural gas and $15.24 per barrel of NGLs.

Lease operating expenses during the second quarter of 2017 totaled approximately $16.6 million ($8.88 per Boe), and included approximately $6.1 million of planned major maintenance expense, compared to lease operating expenses for the GOM basin of approximately $11.3 million for the three months ended March 31, 2017. We have lowered our guidance and now expect lease operating expenses for the full year of 2017 to range from $62 million to $68 million, which includes additional planned major maintenance projects scheduled for the third and fourth quarters of 2017.

Transportation, processing and gathering (“TP&G”) expenses during the second quarter of 2017 totaled approximately $1.8 million ($0.97 per Boe). Due to the sale of our Appalachia properties, we expect TP&G expenses to approximate $1.0 million to $1.5 million per quarter for the remaining quarters of 2017.

Depreciation, depletion and amortization (“DD&A”) expense on oil and gas properties for the second quarter of 2017 totaled approximately $32.2 million ($17.22 per Boe). We expect DD&A to range from $17 per Boe to $19 per Boe for each of the remaining quarters of 2017.

Salaries, general and administrative (“SG&A”) expenses for the second quarter of 2017 were $18.5 million ($9.88 per Boe), compared to SG&A expenses of $13.0 million ($4.74 per Boe) for the three months ended March 31, 2017. The increase in second quarter 2017 SG&A expenses is primarily attributable to approximately $8.7 million of workforce reduction and employee severance costs. We expect these actions to result in SG&A cash costs of approximately $11 million to $12 million per quarter by the fourth quarter of 2017, before expected capitalization of approximately 16%. We capitalized $1.4 million of SG&A expenses in the second quarter of 2017.

Accretion expense for the second quarter of 2017 was approximately $8.7 million. As a result of the revaluation of our asset retirement obligations in accordance with the implementation of fresh start accounting, we expect accretion expense to approximate $9 million in future quarters of 2017.

Other operational expenses for the second quarter of 2017 totaled approximately $1.9 million and included approximately $1.7 million of stacking charges for the platform rig at Pompano, while awaiting demobilization. We expect an additional $0.5 million of related rig stacking expenses in the third quarter of 2017.

Interest expense for the second quarter of 2017 was approximately $3.6 million, which primarily included interest associated with the Company’s $225 million of 7.50% Senior Second Lien Notes due 2022 that were issued on the February 28, 2017 effective date of Stone’s plan of reorganization. Capitalized interest was $1.1 million in the second quarter of 2017.

Fresh Start Accounting and Hedge Accounting Changes

Upon emergence from Chapter 11 reorganization, Stone adopted fresh start accounting effective February 28, 2017. Under the principles of fresh start accounting, a new reporting entity was created, and Stone’s assets and liabilities were recorded at their fair values as of the fresh start reporting date. Also, effective January 1, 2017, we have elected to not designate our 2017 and 2018 commodity derivative contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result, Stone’s financial statements dated on or after March 1, 2017 will not be comparable with financial statements issued prior to that date. References to “Predecessor” refer to Stone prior to the adoption of fresh start accounting while references to “Successor” refer to Stone subsequent to the adoption of fresh start accounting. Please review Stone’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, respectively, for further details regarding fresh start accounting and the financial information presented at the end of this press release.

Capital Expenditures Update

Capital expenditures for the second quarter of 2017 were approximately $25 million, which included $6 million associated with drilling and completing the Mt. Bona well at the Pompano platform, $4 million related to drilling the Rampart Deep well, before reimbursement of lease costs, and $15 million of plugging and abandonment expenditures, $6 million of which was attributable to plugging and abandonment operations on the Amethyst well. In addition, $1.4 million of SG&A expense and $1.1 million of interest were capitalized during the quarter ended

June 30, 2017. For the six months ended June 30, 2017, capital expenditures totaled approximately $62 million, which included $36 million of plugging and abandonment expenditures. Capitalized SG&A and interest expenses for the six months ended June 30, 2017 totaled $4.8 million and $4.0 million, respectively.

Our current capital expenditures budget for 2017 of $181 million includes approximately $27 million for exploration opportunities, $54 million for development activities and $100 million for the plugging and abandonment of idle wells and platforms, and excludes capitalized SG&A and interest expenses.

Liquidity Update

As of June 30, 2017, Stone’s liquidity approximated $394.1 million, which included approximately $137.5 million of undrawn capacity under the Company’s revolving credit facility plus approximately $208.0 million in cash on hand and approximately $48.6 million in cash being held in a restricted account to satisfy near-term plugging and abandonment activities. As of August 7, 2017, Stone had cash on hand of approximately $223 million and $45 million in cash held in the restricted abandonment account.

As of June 30, 2017, Stone’s outstanding debt totaled approximately $236.1 million, consisting of $225 million of 7.50% Senior Second Lien Notes due 2022 and approximately $11.1 million outstanding under a building loan. Further, the Company had no outstanding borrowings and outstanding letters of credit of approximately $12.5 million under its $200 million reserve-based revolving credit facility, with available borrowings thereunder of $150 million until November 1, 2017.

As of June 30, 2017, we had a current income tax receivable of $26.1 million, which we expect to collect within the next twelve months. Additionally, in July 2017, we received approximately $10 million (net) from the Office of Natural Resources Revenue as part of a multi-year federal royalty refund claim.

We expect that cash flows from operating activities, cash on hand and availability under our revolving credit facility will be adequate to meet the current 2017 operating and capital expenditures needs of the Company.

Strategic Review

As previously announced, following the successful completion of the Company’s financial restructuring and emergence from Chapter 11 reorganization, Stone’s Board of Directors (the “Board”) retained Petrie Partners LLC to assist the Board in its determination of the Company’s strategic direction, including assessing its various strategic alternatives. The Board’s assessment with Petrie Partners is ongoing and there can be no assurance that this assessment will result in any transaction.

Operational Update

Pompano Platform Drilling Program (Deep Water). In January 2017, we reinitiated platform drilling operations on the Mt. Bona prospect. We completed the well at the end of April 2017, and it is currently producing approximately 850 Boe per day. Stone holds a 100% working interest in this well. We decided not to utilize the platform drilling rig to drill the Mt. Providence prospect and we released the rig in July 2017. We are evaluating the benefits of utilizing a floating drilling rig to drill the Mt. Providence prospect.

Mississippi Canyon 116 - Rampart Deep (Deep Water).  Drilling operations, which initiated on June 3, 2017, are ongoing on the Rampart Deep prospect in Mississippi Canyon Block 116, with drilling results expected in August 2017. The Stone generated prospect is being drilled and operated by Deep Gulf Energy III, LLC, and is expected to be tied back to Stone’s 100% owned Pompano platform, if successful.  The prospect, which targets the Miocene interval, is located nine miles from the Pompano platform. After a sell down of a portion of its position, Stone holds a 40% working interest in the well and received leasehold and other reimbursable costs. Additional working interest owners are Deep Gulf Energy III, LLC with 30% and entities managed by Ridgewood Energy Corporation (including Riverstone Holdings, LLC and its portfolio company ILX Holdings III, LLC) with 30%.

Mississippi Canyon 72 - Derbio (Deep Water).  The Derbio prospect is located five miles from Stone’s Pompano platform and targets the Miocene interval. Results from the currently drilling Rampart Deep prospect could provide additional information regarding the Derbio prospect. Stone currently holds a 100% working interest in the prospect, but our Rampart Deep partners may elect into the Derbio well for a 60% percent total working interest, proportionate to their respective Rampart Deep working interests, with the remaining 40% owned by Stone.  If successful, a tie-back to the Pompano platform is likely. The well is estimated to take three months to drill.

Hedge Position

The following table illustrates our derivative positions for 2017 and 2018 as of August 7, 2017:

Oil Hedging Contracts
NYMEX
	Put Contracts			Swap Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)		Daily Volume (Bbls/d)	Swap Price ($ per Bbl)
Feb 2017 - Dec 2017	2,000	$50.00	Mar 2017 - Dec 2017	1,000	$53.90
Jul 2017 - Dec 2017	1,000	$41.10	Jan 2018 - Dec 2018	1,000	$52.50
Jan 2018 - Dec 2018	1,000	$54.00
Jan 2018 - Dec 2018	1,000	$45.00

	Collar Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)	Call Price ($ per Bbl)
Mar 2017 - Dec 2017	1,000	$50.00	$56.45
Apr 2017 - Dec 2017	1,000	$50.00	$56.75
Jan 2018 - Dec 2018	1,000	$45.00	$55.35

Natural Gas Hedging Contracts
NYMEX
	Swap Contracts
	Daily Volume (MMBtu/d)	Swap Price ($ per MMBtu)
Jul 2017 - Dec 2017	11,000	$3.00

	Collar Contracts
	Daily Volume (MMBtu/d)	Put Price ($ per MMBtu)	Call Price ($ per MMBtu)
Jan 2018 - Dec 2018	6,000	$2.75	$3.24

Other Information

Stone has planned a conference call for 9:00 a.m. Central Time on August 8, 2017 to discuss the operational and financial results for the second quarter of 2017. The call will be available through a live webcast link located in the Investor Center section of the Company’s website at www.StoneEnergy.com. The call will also be accessible by dialing (877) 228-3598 and requesting the “Stone Energy Call” approximately ten minutes before the scheduled start time. If unable to participate in the original call, a webcast replay will be available two hours after the call through a link in the Investor Center section of the Company’s website.

Non-GAAP Financial Measure

In this press release, we refer to a non-GAAP financial measure we call “discretionary cash flow.” Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities. Management believes discretionary cash flow is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by (used in) operating activities or net income (loss), as defined by GAAP. Please see the “Reconciliation of Non-GAAP Financial Measure” schedules for reconciliations of discretionary cash flow to net cash provided by (used in) operating activities.

Forward-Looking Statements

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Estimates for Stone’s future production volumes are based on assumptions of capital expenditures levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Stone’s estimates are based on certain other assumptions, such as well performance and uptime estimates, which may vary significantly from those assumed. Delays experienced in well permitting could affect the timing of drilling and production. Lease operating expenses, which include major maintenance costs, vary in response to changes in prices of services and materials used in the operation of our properties and the amount of maintenance activity required. Estimates of DD&A rates can vary according to reserve additions, capital expenditures, future development costs, and other factors. Therefore, we can give no assurance that our future production volumes, lease operating expenses or DD&A rates, if provided, will be as estimated.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans and Houston. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.

STONE ENERGY CORPORATION SUMMARY STATISTICS (Unaudited)

	Successor	Predecessor		Predecessor
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Combined Six Months Ended June 30, 2017 (1)(2)	Six Months Ended June 30, 2016
PRODUCTION QUANTITIES
Oil (MBbls)	1,299	1,548	2,617	3,183
Natural gas (MMcf)	2,555	5,100	8,410	11,946
Natural gas liquids (MBbls)	148	244	587	608
Oil, natural gas and NGLs (MBoe)	1,873	2,642	4,606	5,782
AVERAGE DAILY PRODUCTION
Oil (MBbls)	14.3	17.0	14.5	17.5
Natural gas (MMcf)	28.1	56.0	46.5	65.6
Natural gas liquids (MBbls)	1.6	2.7	3.2	3.3
Oil, natural gas and NGLs (MBoe)	20.6	29.0	25.4	31.8
REVENUE DATA (in thousands)(3)
Oil revenue	$61,688	$72,711	$127,552	$132,986
Natural gas revenue	6,540	12,553	22,226	27,726
Natural gas liquids revenue	3,014	3,718	12,497	8,453
Total oil, natural gas and NGLs revenue	$71,242	$88,982	$162,275	$169,165
AVERAGE REALIZED PRICES (3)
Oil (per Bbl)	$47.49	$46.97	$48.74	$41.78
Natural gas (per Mcf)	2.56	2.46	2.64	2.32
Natural gas liquids (per Bbl)	20.36	15.24	21.29	13.90
Oil, natural gas and NGLs (per Boe)	38.04	33.68	35.23	29.26
AVERAGE COSTS PER BOE
Lease operating expenses	$8.88	$7.13	$6.56	$6.64
Transp, processing and gathering expenses	0.97	2.72	1.93	1.39
Salaries, general and administrative expenses	9.88	7.58	6.83	5.67
DD&A expense on oil and gas properties	17.22	17.08	18.35	18.26

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the six month period ended June 30, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The financial information in the Consolidated Statement of Operations and Reconciliations of Non-GAAP Financial Measures on the following pages provides the Successor's and the Predecessor's GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information about production, revenues, commodity prices and costs that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts) (Unaudited)
	Successor	Predecessor
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016
Operating revenue:(1)
Oil production	$61,688	$72,711
Natural gas production	6,540	12,553
Natural gas liquids production	3,014	3,718
Other operational income	27	337
Derivative income, net	5,453	—
Total operating revenue	76,722	89,319
Operating expenses:
Lease operating expenses	16,636	18,826
Transportation, processing and gathering expenses	1,825	7,183
Production taxes	193	578
Depreciation, depletion and amortization	33,153	46,231
Write-down of oil and gas properties	—	118,649
Accretion expense	8,702	10,082
Salaries, general and administrative expenses	18,509	20,014
Incentive compensation expense	—	4,670
Restructuring fees	322	9,436
Other operational expenses	1,928	27,680
Derivative expense, net	—	626
Total operating expenses	81,268	263,975

Gain on Appalachia Properties divestiture	27	—

Loss from operations	(4,519)	(174,656)
Other (income) expenses:
Interest expense	3,601	17,599
Interest income	(169)	(302)
Other income	(312)	(270)
Other expense	814	9
Total other expense	3,934	17,036
Loss before income taxes	(8,453)	(191,692)
Provision (benefit) for income taxes:
Current	(1,992)	(2,113)
Deferred	—	6,182
Total income taxes	(1,992)	4,069
Net loss	$(6,461)	$(195,761)
Net loss per share	$(0.32)	$(35.05)
Average shares outstanding - diluted	19,997	5,585

(1)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

		Successor	Predecessor	Predecessor
	Combined Six Months Ended June 30, 2017 (1)(2)	Period from March 1, 2017 through June 30, 2017	Period from January 1, 2017 through February 28, 2017 (1)	Six Months Ended June 30, 2016
Operating revenue:(3)
Oil production	$127,552	$81,715	$45,837	$132,986
Natural gas production	22,226	8,750	13,476	27,726
Natural gas liquids production	12,497	3,791	8,706	8,453
Other operational income	1,079	176	903	693
Derivative income, net	8,099	8,099	—	—
Total operating revenue	171,453	102,531	68,922	169,858
Operating expenses:
Lease operating expenses	30,196	21,376	8,820	38,373
Transportation, processing and gathering expenses	8,902	1,969	6,933	8,024
Production taxes	940	258	682	1,059
Depreciation, depletion and amortization	86,429	49,000	37,429	107,789
Write-down of oil and gas properties	256,435	256,435	—	247,853
Accretion expense	17,050	11,603	5,447	20,065
Salaries, general and administrative expenses	31,460	21,831	9,629	32,768
Incentive compensation expense	2,008	—	2,008	9,649
Restructuring fees	610	610	—	10,389
Other operational expenses	3,119	2,589	530	40,207
Derivative expense, net	1,778	—	1,778	488
Total operating expenses	438,927	365,671	73,256	516,664

Gain on Appalachia Properties divestiture	213,480	27	213,453	—

Income (loss) from operations	(53,994)	(263,113)	209,119	(346,806)
Other (income) expenses:
Interest expense	4,791	4,791	—	32,840
Interest income	(254)	(209)	(45)	(416)
Other income	(758)	(443)	(315)	(568)
Other expense	14,150	814	13,336	11
Reorganization items, net	(437,744)	—	(437,744)	—
Total other (income) expense	(419,815)	4,953	(424,768)	31,867
Income (loss) before income taxes	365,821	(268,066)	633,887	(378,673)
Provision (benefit) for income taxes:
Current	1,578	(1,992)	3,570	(3,187)
Deferred	—	—	—	9,059
Total income taxes	1,578	(1,992)	3,570	5,872
Net income (loss)	$364,243	$(266,074)	$630,317	$(384,545)
Net income (loss) per share		$(13.31)	$110.99	$(68.94)
Average shares outstanding - diluted		19,997	5,634	5,578

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the six month period ended June 30, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURE DISCRETIONARY CASH FLOW to NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES (In thousands) (Unaudited)

	Successor	Predecessor
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016

Net loss as reported	$(6,461)	$(195,761)
Reconciling items:
Depreciation, depletion and amortization	33,153	46,231
Write-down of oil and gas properties	—	118,649
Deferred income tax provision	—	6,182
Accretion expense	8,702	10,082
Gain on sale of oil and gas properties	(27)	—
Non-cash stock compensation expense	374	2,370
Non-cash interest expense	—	4,768
Non-cash derivative (income) expense(1)	(4,185)	833
Other non-cash expense	821	—
Discretionary cash flow	32,377	(6,646)
Change in income taxes payable	(3,578)	(2,113)
Settlement of asset retirement obligations	(15,236)	(6,039)
Investment in derivative contracts	(276)	—
Other working capital changes	3,974	(16,771)
Net cash provided by (used in) operating activities	$17,261	$(31,569)

(1)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURE DISCRETIONARY CASH FLOW to NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES (In thousands) (Unaudited)

		Successor	Predecessor	Predecessor
	Combined Six Months Ended June 30, 2017 (1)(2)	Period from March 1, 2017 through June 30, 2017	Period from January 1, 2017 through February 28, 2017 (1)	Six Months Ended June 30, 2016

Net income (loss) as reported	$364,243	$(266,074)	$630,317	$(384,545)
Reconciling items:
Depreciation, depletion and amortization	86,429	49,000	37,429	107,789
Write-down of oil and gas properties	256,435	256,435	—	247,853
Deferred income tax provision	—	—	—	9,059
Accretion expense	17,050	11,603	5,447	20,065
Gain on sale of oil and gas properties	(213,480)	(27)	(213,453)	—
Non-cash stock compensation expense	3,036	391	2,645	4,682
Non-cash interest expense	—	—	—	9,403
Non-cash derivative (income) expense(3)	(4,891)	(6,669)	1,778	1,025
Non-cash reorganization items	(458,677)	—	(458,677)	—
Other non-cash expense	993	821	172	6,081
Discretionary cash flow	51,138	45,480	5,658	21,412
Change in income taxes payable	(8)	(3,578)	3,570	(3,187)
Settlement of asset retirement obligations	(36,477)	(32,836)	(3,641)	(10,706)
Investment in derivative contracts	(6,152)	(2,416)	(3,736)	—
Other working capital changes	13,522	21,257	(7,735)	(9,649)
Net cash provided by (used in) operating activities	$22,023	$27,907	$(5,884)	$(2,130)

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the six month period ended June 30, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017 and 2018 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION CONSOLIDATED BALANCE SHEET (In thousands) (Unaudited)

	Successor	Predecessor
	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$207,979	$190,581
Restricted cash	48,641	—
Accounts receivable	34,328	48,464
Fair value of derivative contracts	7,965	—
Current income tax receivable	26,095	26,086
Other current assets	8,627	10,151
Total current assets	333,635	275,282
Oil and gas properties, full cost method of accounting:
Proved	702,751	9,616,236
Less: accumulated depreciation, depletion and amortization	(304,202)	(9,178,442)
Net proved oil and gas properties	398,549	437,794
Unevaluated	96,011	373,720
Other property and equipment, net	19,191	26,213
Fair value of derivative contracts	3,382	—
Other assets, net	17,951	26,474
Total assets	$868,719	$1,139,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$19,317	$19,981
Undistributed oil and gas proceeds	968	15,073
Accrued interest	6,226	809
Fair value of derivative contracts	305	—
Asset retirement obligations	85,000	88,000
Current portion of long-term debt	416	408
Other current liabilities	26,369	18,602
Total current liabilities	138,601	142,873
Bank credit facility	—	341,500
7.5% Senior Second Lien Notes due 2022	225,000	—
4.2% Building Loan	10,711	10,876
Asset retirement obligations	194,808	154,019
Other long-term liabilities	10,652	17,315
Total liabilities not subject to compromise	579,772	666,583
Liabilities subject to compromise	—	1,110,182
Total liabilities	579,772	1,776,765
Predecessor common stock	—	56
Predecessor treasury stock	—	(860)
Predecessor additional paid-in capital	—	1,659,731
Successor common stock	200	—
Successor additional paid-in capital	554,821	—
Accumulated deficit	(266,074)	(2,296,209)
Total stockholders’ equity	288,947	(637,282)
Total liabilities and stockholders’ equity	$868,719	$1,139,483